SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

   [   ]    Preliminary Proxy Statement

   [ X ]    Definitive Proxy Statement

   [   ]    Definitive Additional Materials

   [   ]    Soliciting Material Pursuant to [section]240.14a-11(c) or
            [section]240.14a-12

                          Lillian Vernon Corporation
 ..............................................................................
               (Name of Registrant as Specified In Its Charter)

  Alan M. Rashes, Esq., Salon, Marrow & Dyckman, LLP - Counsel to Registrant
 ..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      4a-6(i)(3).

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


      1) Title of each class of securities to which transaction applies:


      ........................................................................

      2) Aggregate number of securities to which transaction applies:


      ........................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


      ........................................................................


- -----------------------

      1 Set forth the amount on which the filing fee is calculated and state how it was determined.

      4) Proposed maximum aggregate value of transaction:


      ........................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      1) Amount Previously Paid:


      .........................................................

      2) Form, Schedule or Registration Statement No.:


      .........................................................

      3) Filing Party:


      .........................................................

      4) Date Filed:


      .........................................................

                          Lillian Vernon Corporation


    June 10, 1996



    Dear Stockholder:

    You are cordially invited to attend our Annual Meeting of Stockholders, to be held at 10:00 a.m. on Thursday, July 18, 1996 in the Board Room of the American Stock Exchange, 86 Trinity Place in New York City. The agenda of the Annual Meeting includes the election of directors, the approval of auditors and the amendment of the Company's 1987 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan. Management will also report on the Company, its activities and plans for the future. We hope you will be able to join us.

    Since your vote is very important, please fill out, sign and date your proxy card, and return it as soon as possible if you are unable to attend the meeting.

    I look forward to seeing you.

    Faithfully yours,

    /s/ Lillian Vernon

    Lillian Vernon
    Chairman of the Board
    Chief Executive Officer

LILLIAN VERNON CORPORATION
543 Main Street, New Rochelle, New York 10801/Phone: 914-576-6400/
Fax: 914-637-5740

                          LILLIAN VERNON CORPORATION
                                543 MAIN STREET
                         NEW ROCHELLE, NEW YORK 10801

                             ---------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lillian Vernon Corporation will be held at the American Stock Exchange, 86 Trinity Place, New York City on July 18, 1996 at 10:00 a.m. for the following purposes:

   1. To elect three (3) directors for the term expiring at the 1999 annual meeting of stockholders and until the due election and qualification of their successors;

   2. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year of the Company ending February 22, 1997;

   3. To consider and act upon a proposal to amend the 1987 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan as described in the accompanying Proxy Statement; and

   4. To transact such other business as may properly come before the meeting and any adjournments thereof.

   Stockholders of Lillian Vernon Corporation of record at the close of business on June 3, 1996 are entitled to vote at the annual meeting and any adjournments thereof. All stockholders are encouraged to attend the meeting or to vote by proxy.

   If you do not expect to attend the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope in order that your stock may be voted in accordance with the terms of the Proxy Statement.


                                          By Order of the Board of Directors




                                          Susan N. Cortazzo
                                          Secretary

New Rochelle, New York
June 10, 1996

                          LILLIAN VERNON CORPORATION
                                543 MAIN STREET
                         NEW ROCHELLE, NEW YORK 10801

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

   This proxy statement is furnished to the stockholders of Lillian Vernon Corporation (herein, called the "Company") in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Stockholders on July 18, 1996 at the American Stock Exchange, 86 Trinity Place, New York City, 10:00 a.m. or any adjournments thereof. The date of first distribution of this Proxy Statement will be on or about June 10, 1996.

VOTING AT THE MEETING

   Only holders of Common Stock of record on the books of the Company at the close of business on June 3, 1996 will be entitled to notice of and to vote at the meeting. On that date, there were 9,727,957 shares of Common Stock, par value $.01 per share, outstanding. Each holder of record of Common Stock of the Company as of the record date will be entitled to one vote for each share of stock registered in his or her name. A majority of the shares having voting power at the meeting will constitute a quorum for the transaction of business.

   Shares entitled to vote, represented by each properly executed proxy in the accompanying form received by the Company in time to permit its use at the meeting or any adjournments thereof, will be voted in accordance with instructions indicated in such proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A stockholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the voting.

   Directors are elected by a plurality of the votes cast in the election. The affirmative vote of the holders of a majority of the shares voted with respect to any other proposal presented at the meeting is required to approve such other proposal.

   An automated system administered by the Company's transfer agent counts the votes. The Company's Certificate of Incorporation and By-Laws do not contain any provisions concerning the treatment of abstentions and broker nonvotes. Delaware law treats abstentions as votes which are not cast in favor of a proposal or nominee. Delaware law does not address the treatment of broker nonvotes. Broker nonvotes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether a proposal or nominee has been approved.

EXPENSES OF SOLICITATION

   It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by officers and directors of the Company. The total expense of preparing, assembling and mailing the proxy statement, accompanying notice and form of proxy will be borne by the Company. Such expense may also include reimbursement for out-of-pocket disbursements incurred by brokerage houses and custodians, nominees or other fiduciaries, for forwarding such documents to stockholders.

                           1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

   The Board of Directors of the Company presently consists of seven members divided into three classes. At the Annual Meeting, three Directors are to be elected to hold office for three-year terms until the 1999 Annual Meeting. If no instructions are indicated to the contrary, the proxy will be voted for election of the three Directors named in the following table, whose election has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the meeting, become unavailable for election as a Director, which is not expected, the persons named in the accompanying form of proxy will vote for such nominee, if any, in their discretion as may be recommended by the Board of Directors.

   In addition to information regarding the nominees and directors, the following table and footnotes show the amount and percent of equity securities of the Company beneficially owned, directly or indirectly, by each nominee or director, as of June 3, 1996, including stock options which are presently exercisable or which will become exercisable within 60 days of the date hereof, held by such individuals.

                                                              SHARES OF
 NAME, PRINCIPAL OCCUPATION                                 COMMON STOCK
     AND SELECTED OTHER                                     BENEFICIALLY      PERCENT
  INFORMATION CONCERNING                                     OWNED AS OF      OF CLASS
  NOMINEES AND DIRECTORS                                    JUNE 3, 1996    (IF OVER 1%)
 --------------------------                                ---------------  ------------
                     NOMINEES FOR THREE-YEAR TERM EXPIRING IN 1999

Lillian Vernon(a)             Chairman of the Board and     2,932,647(d)(e)     27.8%
Age-68                        Chief Executive Officer;
                              Director since inception.

Lillian Vernon is the founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since the Company's inception. She served as President from inception until July 1989. Lillian Vernon is the mother of David Hochberg and Fred Hochberg.

Leo Salon(c)                  Partner - Salon, Marrow         664,909(d)(g)      6.3%
Age-76                        & Dyckman, LLP;
                              Director since 1988.


Mr. Salon is a senior partner of the law firm of Salon, Marrow & Dyckman, LLP, which firm acts as general and securities counsel to the Company.

Howard P. Goldberg         President and Chief              10,000         --
Age-56                     Operating Officer;
                           Director since March 1996.

Mr. Goldberg has served as President and Chief Operating Officer since March 1996. From 1994 until he joined the Company, Mr. Goldberg was Vice President, Catalog Research and Planning and finally Senior Vice President, Macy's Catalog at Federated Merchandising, a division of Federated Department Stores, Inc. From 1991 until he joined Federated Merchandising, Mr. Goldberg was Vice President, Marketing at Phillips Van Heusen Corporation, where he had direct responsibility for all marketing efforts for a national chain of 250 women's and men's apparel factory outlet stores. Mr. Goldberg has over 30 years experience in marketing and merchandising positions with major retail and catalog companies including Hanover Direct, Fingerhut Corporation, and Hecht Company, a division of May Department Stores, Inc.

          DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES IN 1998

William E. Phillips(b)     Management Consultant;           19,000(g)      --
Age-66                     Director since 1991.

After being a brand manager at Procter & Gamble, Mr. Phillips spent thirty years with Ogilvy & Mather, serving as Chairman and Chief Executive Officer Worldwide from 1982 to 1988. In 1989, he taught at the Johnson Graduate School, Cornell University, where he also serves as a Trustee. Since then, Mr. Phillips has operated Osprey Consulting, advising companies and serving on boards. Mr. Phillips is a director of Sun Glass Hut International and serves on the Boards of Directors of three small private companies. Mr. Phillips also serves on the boards of several not-for-profit organizations.

Bert W. Wasserman(b)(c)    Director since 1995.              5,000         --
Age-63

Mr. Wasserman served as Executive Vice President and Chief Financial Officer of Time Warner, Inc. from 1990 through 1994, having served on the Board of Directors of Time Warner, Inc. and its predecessor company from 1981 to 1993. He joined Warner Communications in 1966 and had been an officer of that company since 1970. Mr. Wasserman is a director of several investment companies in the Dreyfus Family of Funds. He is a director of The New Germany Fund and serves as a director of Mountasia Entertainment International, Inc., Winstar Communications, Inc., and IDT Corp. Mr. Wasserman is on the Board of Directors of Baruch College of the City University of New York. Mr. Wasserman is a Certified Public Accountant.

           DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES IN 1997

David C. Hochberg(a)         Vice President -             1,387,000(f)      13.1%
Age-39                       Public Affairs;
                             Director since 1978.

Mr. Hochberg has held the above position since 1986. He joined the Company in 1978 and was subsequently promoted to Director-Public Affairs.

Lilyan H. Affinito(b)(c)     Former Director and             21,050(g)         --
Age-64                       Vice Chairman of the
                             Board of Directors of
                             Maxxam Group, Inc.;
                             Director since 1987.

Ms. Affinito was formerly a Director and Vice Chairman of the Board of Maxxam Group, Inc. She had been associated with Maxxam Group, Inc. since 1968 in various capacities including President and Chief Operating Officer. She serves on the Boards of Directors of Tambrands, Jostens, Caterpillar, Chrysler Corporation, New York Telephone, New England Telephone and K Mart Corporation. She also serves on the boards of several not-for-profit organizations.

- ------------

(a) Member of Executive Committee
(b) Member of Compensation Committee
(c) Member of Audit Committee
(d) Includes 648,409 shares of common stock held by the Lillian Menasche Vernon Foundation, Inc. (the "Foundation"). Lillian Vernon and Leo Salon are two of the directors of the Foundation.
(e) Includes options to purchase 123,334 shares which are presently exercisable or which will become exercisable within 60 days hereof.
(f) Includes 85,000 shares of common stock held by the David Hochberg Foundation. David Hochberg is the trustee of the David Hochberg Foundation. Also includes 40,000 options which are presently exercisable or which become exercisable within 60 days hereof.
(g) Includes options to purchase 14,000 shares which are presently exercisable or which become exercisable within 60 days hereof.

MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

   During the last fiscal year, the Board of Directors held fourteen meetings. The Company believes that attendance at meetings is one means by which Directors can contribute to the effective management of the Company and that the contributions of all Directors have been substantial and highly valued.

   The Compensation Committee, which administers the Company's employee compensation plans, met three times in fiscal 1996. The Audit Committee, which reviews and makes recommendations to the Board of Directors with respect to the Report of the Independent Accountants and reviews the accounting systems and controls of the Company on a continuous basis, met two times in fiscal 1996.

   All of the Directors attended at least 75% of the aggregate of all Board Meetings and meetings of the Committees of the Board.

   The Company does not have a nominating committee.

EXECUTIVE OFFICERS

   The following table sets forth the name, age and position of the executive officers of the Company:

        NAME              AGE                   POSITION
        ----              ---                   --------
Lillian Vernon .........  68   Chairman of the Board and Chief Executive Officer
Howard P. Goldberg .....  56   President, Chief Operating Officer and Director
Larry R. Blum ..........  48   Executive Vice President
Laura L. Zambano .......  44   Executive Vice President-Merchandising
Kevin A. Green .........  38   Senior Vice President-Marketing
John V. Fermelia .......  58   Vice President-Operations
David C. Hochberg ......  39   Vice President-Public Affairs and Director
Paul C. Pecorin ........  56   Vice President-Chief Information Officer
Susan N. Cortazzo ......  35   Vice President, Corporate Controller/Secretary

   Stephen S. Marks, former President and Chief Operating Officer, terminated his employment with the Company effective May 29, 1995.

   Andrew Gregor, former Vice President-Chief Financial Officer, terminated his employment with the Company effective September 29, 1995.

   Larry R. Blum was promoted to Executive Vice President in March 1995. From January 1993 until his promotion, he served as Senior Vice President-Administration. Mr. Blum served as Vice President-Human Resources from August 1990, when he joined the Company, until his promotion in January, 1993. From September 1986 until he joined the Company, Mr. Blum was Director, Human Resources for Crazy Eddie, Inc., an electronics retailer. Prior to joining Crazy Eddie, Inc., Mr. Blum was President of LRB Inc., a consulting company, and President of Betlar Realty, Inc., a real estate company. Prior to his association with LRB Inc. and Betlar Realty, Inc., Mr. Blum was employed by various corporations in the human relations area.

   Laura L. Zambano was promoted to Executive Vice President-Merchandising in January, 1996. From July 1989 until her promotion, she served as Senior Vice President-General Merchandise Manager.

From 1983 until her promotion in 1989, she was Vice President-Merchandising. Ms. Zambano joined the Company in 1978 as a catalog coordinator; she became Associate Vice President in 1982. Prior to joining the Company, Ms. Zambano was employed as an advertising production manager by H.O. Gerngross & Co.

   Kevin A. Green was promoted to Senior Vice President-Marketing in April 1996. From December 1993 until his promotion, he served as Vice
President-Marketing. Mr. Green joined the Company in March 1990 as Manager-Marketing and subsequently in April 1992, was promoted to Director-Marketing. Prior to joining the Company, Mr. Green held various marketing positions at Doubleday Book and Music Club and Better Homes and Gardens Book Club.

   John V. Fermelia has served as Vice President-Operations since joining the Company in January 1988. From June 1987 until he joined the Company, Mr. Fermelia was a Vice-President of The Sharper Image, a direct mail catalog and retail company. From August 1986 through May 1987, Mr. Fermelia was Vice President of Operations of Newark Electronics, a repair part distribution company. From 1973 to January 1986, Mr. Fermelia held various positions for Spiegel Inc., a direct mail catalog company, including Vice President-Operations from February 1983 until he left that Company in January 1986.

   Paul C. Pecorin has served as Vice President-Chief Information Officer since joining the Company in 1984. From 1982 until he joined the Company, Mr. Pecorin was Vice President-Systems of Lands' End, Inc., a direct mail catalog company marketing clothes and related products. Prior to his employment at Lands' End, Inc., Mr. Pecorin was manager, systems development for Pratt & Whitney Aircraft Co.

   Susan N. Cortazzo joined the Company in April 1989 as Corporate Controller and Secretary. She was promoted to Vice President in July 1994. From 1982 to April 1989, Ms. Cortazzo was employed by Coopers & Lybrand L.L.P., Certified Public Accountants, in various capacities, the last position being as audit manager. Ms. Cortazzo is a certified public accountant.

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT

   The following chart reflects, as of June 3, 1996, the beneficial ownership of the Company's Shares by (i) persons who are believed to beneficially own more than 5% of the Shares of the Company; (ii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company determined as of the end of the fiscal year; (iii) the directors; and (iv) all executive officers and directors as a group.

                                                                                         PERCENTAGE
                                                                                          OF SHARES
                                                                                         OUTSTANDING
                                                                                         AND OPTIONS
NAME AND ADDRESS                                                   AMOUNT OF SHARES      EXERCISABLE
OF BENEFICIAL OWNER                                               BENEFICIALLY OWNED    WITHIN 60 DAYS
- -------------------                                               ------------------    --------------
Lillian Vernon (1) .............................................      2,932,647(2)(3)        27.8%
Howard P. Goldberg (1) .........................................         10,000               *
David C. Hochberg (1) ..........................................      1,387,000(4)(5)        13.1%
Fred P. Hochberg (6) ...........................................      1,138,740(2)(7)(8)     10.8%
Lilyan H. Affinito (1) .........................................         21,050(9)            *
Leo Salon (1) ..................................................        664,909(2)(9)         6.3%
William E. Phillips (1) ........................................         19,000(9)            *
Bert W. Wasserman (1) ..........................................          5,000               *
Paul C. Pecorin (1) ............................................         70,030(5)            *
Laura L. Zambano (1) ...........................................         51,537(5)            *
Stephen S. Marks (10) ..........................................              0               *
Larry R. Blum (1) ..............................................         45,000(5)            *
Lillian Menasche Vernon Foundation, Inc. (11) ..................        648,409(2)            6.1%
Blackhill Capital, Inc. (12) ...................................        726,631(13)           6.9%
All Executive Officers and Directors as a group (13 persons) ...      4,625,264(14)          43.8%

- ------------

  *  Less than 1%.
 (1) The address of the stockholders is 543 Main Street, New Rochelle,
     New York 10801.
 (2) Includes 648,409 Shares owned by the Lillian Menasche Vernon Foundation (the "Foundation"). Lillian Vernon, Leo Salon and Fred Hochberg are three of the directors of the Foundation.
 (3) Includes options to purchase 123,334 shares which are presently exercisable or which become exercisable within 60 days of the date hereof.
 (4) Includes 85,000 shares of common stock held by the David Hochberg Foundation. David Hochberg is the sole trustee of the David Hochberg Foundation.
 (5) Includes options to purchase 40,000 shares which are presently exercisable or which become exercisable within 60 days of the date hereof.

 (6) The address of Fred P. Hochberg is c/o The Heyday Company, 149 Fifth Avenue, New York, New York 10010.
 (7) Includes 35,000 shares of common stock held by the Heyday Foundation. Fred Hochberg is the sole trustee of the Heyday Foundation.
 (8) Includes options to purchase 5,000 shares which are presently exercisable or which become exercisable within 60 days of the date hereof.
 (9) Includes options to purchase 14,000 shares which are presently exercisable or which become exercisable within 60 days of the date hereof.
(10) Stephen S. Marks terminated his employment with the Company effective
     May 29, 1995.
(11) The address of the Foundation is c/o Salon, Marrow & Dyckman, LLP, 685 Third Avenue, New York, New York 10017.
(12) The address of Blackhill Capital, Inc. is 161 Madison Avenue, Morristown, New Jersey 07960.
(13) Number of shares is based upon a Schedule 13G filed by Blackhill Capital, Inc. as of January 4, 1996.
(14) Includes 648,409 shares owned by the Lillian Menasche Vernon Foundation, of which Lillian Vernon, Fred Hochberg, and Leo Salon are directors. Includes 85,000 shares owned by the David Hochberg Foundation, of which David Hochberg is the trustee. Includes options to purchase 385,334 shares which are presently exercisable or which become exercisable within 60 days of the date hereof.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

 SUMMARY COMPENSATION TABLE

   The following table sets forth certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of February 24, 1996) (the "Named Executive Officers") for the Company's last three fiscal years:

                                                  ANNUAL COMPENSATION
                                       ---------------------------------------
                               FISCAL
                               YEAR                             OTHER ANNUAL
NAME AND PRINCIPAL POSITION    ENDED    SALARY(1)     BONUS    COMPENSATION(2)
- ---------------------------   -------  ----------    -------  ----------------
Lillian Vernon                2/24/96    $520,000   $      0     $      0
Chairman of the Board and     2/25/95     520,000    200,000            0
Chief Executive Officer       2/26/94     520,000    375,000            0

Larry R. Blum (6)             2/24/96    $251,988   $      0     $      0
Executive Vice President      2/25/95     173,143     65,000            0
                              2/26/94     168,645     80,000            0

Laura L. Zambano              2/24/96    $227,404   $      0     $      0
Executive Vice President      2/25/95     206,690     40,000            0
Merchandising                 2/26/94     196,686     92,000            0

Paul C. Pecorin               2/24/96    $176,967   $      0     $      0
Vice President                2/25/95     171,889     40,000            0
Chief Information Officer     2/26/94     166,548     78,000            0

David C. Hochberg             2/24/96    $166,949   $      0     $      0
Vice President                2/25/95     160,771     35,000            0
Public Affairs                2/26/94     156,346     74,000            0

Stephen S. Marks (7)          2/24/96    $138,577   $      0     $314,500(8)
Former President and          2/25/95     350,888     65,000            0
Chief Operating Officer       2/26/94     181,731    100,000            0







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        LONG TERM COMPENSATION
                              ------------------------------------------
                                        AWARDS                PAYOUTS
                              --------------------------  --------------
                               RESTRICTED                   LONG TERM
                                 STOCK        NUMBER OF   INCENTIVE PLAN    ALL OTHER
NAME AND PRINCIPAL POSITION    AWARD(S)(3)     OPTIONS      PAYOUTS(4)    COMPENSATION(5)
- ---------------------------   ------------   -----------  --------------  ---------------
Lillian Vernon                 $     0               0        $     0         $225,199
Chairman of the Board and            0          50,000              0          181,516
Chief Executive Officer              0               0              0          145,960

Larry R. Blum (6)              $     0          15,000        $     0         $  8,250
Executive Vice President             0          15,000              0            9,127
                                68,150 (9)      15,000              0            7,856

Laura L. Zambano               $     0          15,000        $     0         $  9,771
Executive Vice President             0          15,000              0           10,541
Merchandising                        0          30,000         48,713            9,373

Paul C. Pecorin                $     0          15,000        $     0         $ 14,512
Vice President                       0          15,000              0           14,898
Chief Information Officer            0          30,000         48,713           13,168

David C. Hochberg              $     0          15,000        $     0         $  8,801
Vice President                       0          15,000              0            9,642
Public Affairs                       0          15,000              0            6,447

Stephen S. Marks (7)           $     0               0        $     0         $  6,200
Former President and                 0          30,000              0            8,641
Chief Operating Officer         68,150(10)      75,000              0                0

- ------------

(1) Consists of base salaries. No amounts were deferred at the election of the executive officers.
(2) Perquisites to any executive officer did not exceed, for such individual, the lesser of $50,000 or 10% of compensation.
(3) The value of each restricted stock award reflects the closing price of the stock on the date of grant. Dividends on shares of restricted stock are paid at the same time and at the same rate as dividends on the Company's unrestricted common stock. The aggregate number and value of the restricted stock holdings of the Named Executive Officers is disclosed in Notes 9 and 10 below.
(4) Compensatory value of restricted shares that vested, and were not previously reported in this Table as an award of restricted stock. Fiscal 1994 amount calculated using $13.00 as the closing market price at vest date.

(5) All Other Compensation consists of employer contributions pursuant to the Company's Profit Sharing/401-K Plan (current year profit sharing amounts estimated), compensation related to split-dollar life insurance premiums, and above-market earnings on deferred compensation, in the following amounts:

                                                   401(K)
                                     PROFIT       MATCHING      SPLIT-DOLLAR    ABOVE-MARKET
                                     SHARING    CONTRIBUTION   LIFE INSURANCE     EARNINGS
                                     -------    ------------   --------------     --------
     Lillian Vernon ....  2/24/96    $    0        $    0         $18,266         $206,933
                          2/25/95         0             0          16,790          164,726
                          2/26/94         0             0          15,426          130,534

     Larry R. Blum .....  2/24/96    $3,750        $4,500         $     0         $      0
                          2/25/95     4,627         4,500               0                0
                          2/26/94     6,691         1,165               0                0

     Laura L. Zambano ..  2/24/96    $3,750        $4,500         $ 1,521         $      0
                          2/25/95     4,627         4,500           1,414                0
                          2/26/94     6,691         1,364           1,318                0

     Paul C. Pecorin ...  2/24/96    $3,750        $4,500         $ 6,262         $      0
                          2/25/95     4,627         4,500           5,771                0
                          2/26/94     6,691         1,156           5,321                0

     David C. Hochberg .  2/24/96    $3,750        $4,500         $   551         $      0
                          2/25/95     4,627         4,500             515                0
                          2/26/94     5,964             0             483                0

     Stephen S. Marks ..  2/24/96    $3,750        $2,450         $     0         $      0
                          2/25/95     4,627         4,014               0                0
                          2/26/94         0             0               0                0

(6)  The Company entered into an employment contract with Mr. Blum on March
     1, 1995. Mr. Blum's employment contract, which has an initial term of three years, provides for an annual base salary of $250,000. The Board may award Mr. Blum an annual bonus of up to 50% of his annual base salary.
(7) Fiscal 1994 amount reflects compensation from the date Mr. Marks commenced employment with the Company, August 16, 1993. Mr. Marks' employment contract, which had an initial term of three years, provided for an annual base salary of $350,000. Effective May 29, 1995, Mr. Marks resigned as President and Chief Operating Officer. Pursuant to a Resignation and General Release Agreement dated June 9, 1995, (the "Resignation Agreement"), Mr. Marks received severance of $314,500; additionally, options previously granted to Mr. Marks to purchase 80,000 shares of common stock were cancelled.
(8)  Represents Mr. Marks' severance payment (see Note 7).
(9) The 5,000 shares of restricted stock were issued on March 11, 1993, when the value of such shares, based on the stock's closing price of $13.63, was $68,150. The stock vested February 1994, when the value of such shares, based on the stock's closing price of $17.13, was $85,650.
(10) The 5,000 shares of restricted stock were issued August 16, 1993, when the value of such shares, based on the stock's closing price of $13.63, was $68,150. The stock vested August 1994, when the value of such shares, based on the stock's closing price of $18.13, was $90,650.

OPTION GRANTS IN THE LAST FISCAL YEAR

   The following table sets forth information concerning grants of stock options to the Named Executive Officers during the Company's fiscal year ended February 24, 1996:

                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                  AT ASSUMED ANNUAL RATES OF
                                           % OF TOTAL                                              STOCK PRICE APPRECIATION
                                         OPTIONS GRANTED                                               FOR OPTION TERM (1)
                    NUMBER OF OPTIONS     TO EMPLOYEES      EXERCISE PRICE                         --------------------------
NAME                   GRANTED (2)       IN FISCAL YEAR       PER SHARE      EXPIRATION DATE             5%           10%
- ----                -----------------    ---------------    --------------   ---------------       ------------  ------------

Lillian Vernon               --                 --                   --                   --                --            --
Larry R. Blum            15,000               8.00%              $13.38      October 9, 2005          $126,404      $320,990
Laura L. Zambano         15,000               8.00%              $13.38      October 9, 2005          $126,404      $320,990
Paul C. Pecorin          15,000               8.00%              $13.38      October 9, 2005          $126,404      $320,990
David C. Hochberg        15,000               8.00%              $13.38      October 9, 2005          $126,404      $320,990
Stephen S. Marks             --(3)              --                   --                   --                --            --


- ------------

(1) In accordance with SEC rules, these columns show gains that might exist for the respective options over a period of ten years. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation to the Named Executive Officers will be zero. There is no guarantee that if and when the options are exercised, they will have these values.
(2) One third of the options are exercisable on October 10, 1996, 1997, and 1998, respectively.
(3) Mr. Marks resigned effective May 29, 1995, and did not receive any stock options for fiscal 1996.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth information concerning the exercise of options by the Named Executive Officers during the Company's fiscal year ended February 24, 1996, and the value of unexercised options held by the Named Executive Officers as of the end of the fiscal year.

                                                                         VALUE OF
                                                      NUMBER OF         UNEXERCISED
                                                     UNEXERCISED       IN-THE-MONEY
                                                  OPTIONS AT FISCAL  OPTIONS AT FISCAL
                                                      YEAR-END          YEAR-END(1)
                     SHARES ACQUIRED    VALUE       EXERCISABLE/       EXERCISABLE/
NAME OF INDIVIDUAL     ON EXERCISE     REALIZED     UNEXERCISABLE      UNEXERCISABLE
- ------------------   ---------------   --------   -----------------  -----------------
Lillian Vernon           105,000       $582,750
        Exercisable                                    286,667          $1,035,000
      Unexercisable                                     33,333          $        0
Larry R. Blum              7,500       $ 34,350
        Exercisable                                     40,000          $   70,000
      Unexercisable                                     30,000          $   11,800
Laura L. Zambano              --             --
        Exercisable                                     45,000          $  127,500
      Unexercisable                                     35,000          $   11,800
Paul C. Pecorin               --             --
        Exercisable                                     55,000          $  185,000
      Unexercisable                                     35,000          $   11,800
David C. Hochberg         30,000       $170,100
        Exercisable                                     60,000          $  185,000
      Unexercisable                                     30,000          $   11,800
Stephen S. Marks          25,000       $118,750
        Exercisable                                          0 (2)      $        0
      Unexercisable                                          0 (2)      $        0

- ------------

(1) Calculated using the fair market value of shares at the close of the market on February 24, 1996, of $13.75.
(2) 80,000 options were cancelled in June 1995 due to Mr. Marks' resignation.

DIRECTOR COMPENSATION

   The Company pays non-employee Directors an annual retainer of $18,000 plus $1,000 (plus expenses) per Board meeting attended and $500 (plus expenses) per Committee meeting attended, if such Committee meeting is held on a day different than a Board meeting.

   The Company has a Stock Option Plan for Non-Employee Directors, which provides that as of the date of each Annual Meeting that occurs while this plan is in effect, each individual who is a non-employee director be granted an option to purchase 2,500 shares of Common Stock of the Company at an exercise price equal to 100% of the fair market value per share of Common Stock on the day the option is granted.

   In fiscal 1996, Messrs. Phillips, Salon, Wasserman and Ms. Affinito each received options to purchase 2,500 shares at an exercise price of $13.875.

CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

   In August 1982, Fred P. and David C. Hochberg (the "Hochbergs") financed the acquisition and renovation of the Company's former New Rochelle Customer Communications Center with the assistance of the City of New Rochelle Industrial Development Agency (the "Agency"), which issued a $1,200,000 Industrial Development Bond to Bankers Trust Company (the "Bond"). Fred P. Hochberg was a director of the Company at that time, and through November 20, 1995. He continues to be a principal stockholder of the Company. The Hochbergs subleased the New Rochelle Customer Communications Center to the Company (the "1982 Sublease"). The 1982 Sublease (and a subsequent amendment) provided for the payment of an annual net rent of $263,939 through July 31, 1992. Effective August 1, 1992, the annual net rent would increase to match any increase in the Consumer Price Index between June 1, 1982 and June 1, 1992. The sublease expiration date was July 31, 1998. As a net lease, it required the Company to also pay all real estate taxes, insurance and other expenses associated with the operation and maintenance of the premises, including structural repairs.

   On October 16, 1992, the Hochbergs refinanced the Bond and entered into a new lease with the Agency, in connection with the renovation of the New Rochelle facility to serve as the Company's corporate headquarters. The Hochbergs entered into a new sublease with the Company which is on the same terms and conditions as the 1982 Sublease except that the net annual rental is $429,788. This rental reflects the increase pursuant to the Consumer Price Index as discussed above and additional space sublet to the Company. The sublease expires on July 30, 1998.

   Effective February 27, 1985, Fred P. Hochberg entered into a deferred compensation agreement with the Company that provided for deferred compensation for four years commencing in fiscal 1986. This agreement, which was amended on March 11, 1993, provides that his retirement benefit is $5,525,000, payable over a 10 year period commencing 2017, and that his death benefit calculated as of February 24, 1996 was $1,572,272. The agreement further provides that these payments are due Mr. Hochberg or his beneficiaries whether or not he is employed by the Company.

   Effective February 27, 1985, David C. Hochberg entered into a deferred compensation agreement with the Company that provided for deferred compensation for four years commencing in fiscal 1986. This agreement, which was amended on September 28, 1993, provides that his retirement benefit is $3,540,000, payable over a 10 year period commencing 2022, and that his death benefit calculated as of February 24, 1996 was $785,798. The agreement further provides that these payments are due Mr. Hochberg or his beneficiaries whether or not he is employed by the Company.

   Leo Salon is senior partner of Salon, Marrow & Dyckman, LLP, which firm provides legal services to the Company. In fiscal 1996, the Company paid $404,605 in legal fees to Salon, Marrow & Dyckman, LLP.

   Effective May 29, 1995, Stephen S. Marks resigned as President and Chief Operating Officer. Pursuant to the Resignation Agreement, the Company paid Mr. Marks severance pay of $314,500. In addition, options previously granted to Mr. Marks to purchase 80,000 shares of common stock, at various prices, were cancelled.

   On March 1, 1995, the Company entered into a three year employment agreement with Larry Blum. The employment agreement provides for an annual base salary of $250,000. The Board may award Mr. Blum an annual bonus of up to 50% of his annual base salary.

   The Company has made loans to Larry Blum, aggregating $136,729. The loans, which principally mature on November 1, 1996, were made to Mr. Blum to enable him to exercise stock options which were expiring and to enable him to pay the required taxes due upon the vesting of certain restricted stock. On December 12, 1995, Mr. Blum repaid $109,725 to the Company, leaving a principal balance of $27,004 as of February 24, 1996.

   On March 13, 1996, the Company entered into a three year employment agreement with Howard Goldberg, President and Chief Operating Officer. The agreement provides for an annual base salary of $350,000, 75,000 non-qualified stock options which are exercisable over a three year period commencing on March 29, 1997, and 10,000 shares of restricted stock which vest 5,000 shares on March 29, 1997 and 5,000 shares on March 29, 1998. Additionally, the Company paid Mr. Goldberg a $50,000 bonus upon the signing of the agreement. The Board may award Mr. Goldberg an annual bonus of up to 50% of his annual base salary, and has agreed to pay Mr. Goldberg a bonus of at least $75,000 for the fiscal year ending February 22, 1997. In the event that Mr. Goldberg is dismissed by the Company without "cause", as that term is defined in his employment agreement, the Company is obligated to pay him 100% of his base salary until the earlier of (i) March 28, 1999, (ii) the date which is twenty-four months after the date of such termination or (iii) the date he becomes employed by or becomes a consultant to a competitor of the Company.

REPORT OF THE COMPENSATION COMMITTEE

   The Report of the Compensation Committee and the Performance Graph on page 18 shall not be incorporated by reference into any filing, notwithstanding anything to the contrary set forth in any of the

Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings in whole or in part, including this Proxy Statement.

   The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent, non-employee directors. The Committee is responsible for setting and administering the Company's employee compensation plans, subject to the approval of the Board of Directors. The Committee applies a philosophy based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives.

COMPENSATION PHILOSOPHY

   The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward competent executives who contribute to the long-term success of the Company.

       o The Company pays competitively. The Company is committed to providing a compensation program that helps attract and retain highly competent executive officers. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other leading companies in the retail and direct mail catalog industries.

       o The Company pays for sustained and improved performance. Executive officers are rewarded based upon corporate performance and individual and team goals. Each year the Committee approves an incentive compensation plan (Performance Unit Plan) which establishes a dollar bonus pool and specific bonus payment targets based upon per share earnings. Performance is evaluated by reviewing the individual's performance against both quantitative and qualitative objectives.

       o The Company encourages stock ownership by management. The Company believes stock ownership by management fosters an interest in the enhancement of stockholder value and thus aligns management's interest with that of the stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Lillian Vernon, the Chairman of the Board and Chief Executive Officer, founded the Company forty-five years ago. She has played and continues to play a pivotal role in the Company and its development. She is involved in all aspects of the Company's business. In determining Miss Vernon's total compensation, the Committee considered her leadership and contributions to the Company during fiscal 1996. In 1992, the Company extended Miss Vernon's employment agreement for five years (expiring on February 28, 1997). Miss Vernon currently receives a base salary of $520,000 per annum. Her salary is reviewed annually by the Committee and may be increased at the Board of Directors' discretion. In reviewing Miss Vernon's base salary, the Board of Directors considers the base salaries paid to the chief executive officers of other companies in the retail and direct mail catalog industries. In addition, the Board of Directors, upon the recommendation of the Committee, may award a bonus to Miss Vernon. The employment agreement also provides for the full payment of salary to Lillian Vernon for a two year period should she become disabled and unable to perform her duties.

   Miss Vernon's compensation is tied to the performance of the Company, specifically earnings per share. In fiscal 1996, the Company achieved record revenues; however, earnings per share, in a difficult retail environment, with rising paper and postage costs, did not meet the specific goals previously established by the Board of Directors. Accordingly, the Compensation Committee, with the approval of the Board of Directors, did not award Miss Vernon a bonus. In fiscal 1995, she received a bonus of $200,000.

   In addition to receiving a bonus, Miss Vernon participates in the Company's stock option program and other benefit plans, as do all other executives of the Company.

   Effective February 27, 1985, Lillian Vernon entered into a deferred compensation agreement with the Company which provided for deferred compensation for four years commencing in fiscal 1986. Lillian Vernon's Deferred Compensation Agreement, which was amended on April 30, 1992, provides that her retirement benefit is $4,634,500 payable over a ten year period commencing 1997, and that her death benefit as of February 24, 1996 was $3,415,843.

COMPENSATION VEHICLES

   The Company uses a total compensation program that consists of cash and equity based compensation.

 Cash Based Compensation

   Salary

   Individual salary determinations of the Company's executive officers are based on experience, sustained performance and comparison to peers inside and outside the Company.

   Bonus-Performance Unit Plan

   As previously discussed, under the Company's Performance Unit Plan, the Committee establishes a dollar bonus pool and specific bonus payment targets based upon per share earnings. Corporate vice presidents, department directors and managers participate in the Performance Unit Plan. Generally, payments are based in part upon the achievement of corporate goals and in part upon achievement of individual and team goals. Bonus compensation may be paid in cash or in shares of the Company's common stock, at the Company's option. In fiscal 1996, no bonuses were paid to the Company's management. While the Company's results reflected record revenues, due to various factors including a difficult retail environment and rising paper and postal costs, the Company experienced reduced earnings per share, which earnings did not meet the specific goals previously established by the Board of Directors.

   Profit-Sharing Plan

   The Company maintains a profit-sharing plan for the benefit of all employees, including its executive officers, who have met certain minimum service requirements. The Company's annual contribution is discretionary, as determined by the Board of Directors.

   Effective October 1, 1993, the Company amended its profit-sharing plan to include an employee contribution and employer matching contribution (401(k)) feature. Under the 401(k) feature of the plan, eligible employees may make pre-tax contributions up to 10% of their annual compensation. Employee contributions of up to 6% of compensation are currently matched by the Company at a rate of 50%.

 Equity Based Compensation

   Restricted Stock and Stock Options

   The purpose of these programs is to provide additional incentives to employees to work to maximize stockholder value. The restricted stock and stock option plans are administered by the Committee, which has the authority to determine the individuals to whom, the times at which options and/or restricted stock may be granted or awarded and the number of shares to be covered by each such grant or award. The Company may grant stock options and restricted stock awards to the Company's management -- the officers and departmental directors. Stock options are granted to executive officers in amounts based upon levels of organization within the Company. The programs also utilize vesting periods, which are determined by the Committee, to encourage key employees to continue in the employ of the Company.

   The Compensation Committee:  William E. Phillips
                                Lilyan H. Affinito
                                Bert W. Wasserman

PERFORMANCE GRAPH

Set forth below is a performance graph that shows the cumulative total return (assuming dividend reinvestment) on the Company's Common Stock compared with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Specialty Retail Index for the period of the Company's last five fiscal years (February 1991 = 100):

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
             RETURN AMONG LILLIAN VERNON, S&P 500,
                   AND S&P SPECIALTY RETAIL

             Lillian Vernon                         S&P Specialty
              Corporation          S&P 500              Retail
             --------------       -------           -------------
1991           100.00              100.00              100.00
1992           154.12              115.99              136.74
1993           120.63              128.34              166.18
1994           168.22              139.05              168.79
1995           180.45              149.28              160.18
1996           137.45              201.08              156.66



A $100 investment in Lillian Vernon Common Stock in February 1991 would be equal to $137.45 in February 1996.

The Board of Directors recognize that the market price of stock is influenced by many factors, only one of which is company performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                  2. RATIFICATION OF APPOINTMENT OF AUDITORS

   Subject to stockholder ratification, the Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending February 22, 1997. Coopers & Lybrand L.L.P. has audited the accounts of the Company since fiscal year 1985. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board.

   A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will be available to respond to questions.

   The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the 1996 Annual Meeting and entitled to vote is required to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ended February 22, 1997.

   The Board of Directors recommends a vote "FOR" ratifying the appointment of Coopers & Lybrand L.L.P.

       3. PROPOSAL TO AMEND THE 1987 PERFORMANCE UNIT, RESTRICTED STOCK,
             NON-QUALIFIED OPTION AND INCENTIVE STOCK OPTION PLAN
                        ("INCENTIVE COMPENSATION PLAN")

   On recommendation of the Compensation Committee of the Board of Directors and subject to the approval of the stockholders, the Board has amended the Incentive Compensation Plan. The amendment increases by 500,000 the number of shares of stock which may be granted or awarded under the Incentive Compensation Plan.

   The Incentive Compensation Plan was adopted by Stockholders on June 29, 1987 and subsequently amended, with Stockholder approval, on July 17, 1990 and July 22, 1993.

   As of February 24, 1996, there were 1,279,500 shares of Common Stock reserved (of which 222,500 shares were not subject to outstanding awards or grants at the end of the fiscal year) for issuance upon the payment of performance units awarded, the exercise of non-qualified and incentive stock options and the grant of restricted stock under the Incentive Compensation Plan.

   The Board of Directors is of the opinion that the Company's Incentive Compensation Plan provides a competitive and balanced incentive compensation plan for employees, employee-directors, consultants and others who render services to the Company.

   The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors, which has full authority, in its discretion to determine the individuals to whom and the times at which performance units or restricted stock will be awarded and options shall be granted and the number of units and/or shares to be issued pursuant to each such award or grant. Non-employee directors are not eligible to participate in the Incentive Compensation Plan. Non-employee directors receive option grants pursuant to the 1993 Stock Option Plan for Non-Employee Directors.

   The amendment will permit the Compensation Committee to continue to grant options and award restricted stock and performance unit awards to employees, officers, consultants and others (where applicable) who render services to the Company, to continue to provide an incentive to successfully manage the business of the Company in the future.

   The material provisions of the Amended Incentive Compensation Plan are described below:

PERFORMANCE UNIT AWARDS

   Performance units can only be awarded to employees. Performance unit awards may be paid in cash or shares of Common Stock of the Company, or a combination thereof. Performance units which are awarded to an employee shall have a payment value at the end of the award cycle (the period of not less than one fiscal year over which the performance units granted during a particular year are to be earned out), contingent upon the Company's performance. The Compensation Committee has discretion to apply performance measures on an absolute basis or relative to industry indices and conclusively determine whether the measures have been achieved. The Compensation Committee also has authority to revise the payment schedules and performance measures formerly determined by it if, in its judgment, significant economic or other changes have occurred which were not foreseeable by it at the time of its initial determination.

RESTRICTED STOCK AWARDS

   The Compensation Committee is authorized to make restricted stock awards to employees. Restricted stock may be issued to employees in consideration of (i) cash in an amount not less than the par value thereof or such greater amount as may be determined by the Compensation Committee and (ii) the continued employment of the employee during the restricted period. The Compensation Committee sets the term of the restricted period, which will in no event be less than one year. During the restricted period, the restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered except in the event of death, whereupon the restriction upon the stock will lapse and the employee's estate will be free to transfer or otherwise dispose of the stock.

NON-QUALIFIED OPTIONS

   Under the Incentive Compensation Plan, non-qualified options may be granted to employees, employee-directors, consultants and other individuals who render services to the Company. The option price for each option granted is determined by the Compensation Committee. Each option may have a term of not more than 10 years from the date of grant and may be exercisable in installments as prescribed by the Compensation Committee.

   Payment for shares issuable pursuant to the exercise of an option may be in
(i) cash, (ii) delivery of a full recourse promissory note, (iii) Common Stock of the Company or (iv) a combination of cash, notes and stock or such other alternative payment arrangements as the Compensation Committee may fix in its sole discretion. In lieu of payment by the optionee, the Compensation Committee may require the optionee to surrender the option or a portion thereof for cancellation and receive cash or shares of Common Stock or a combination thereof equivalent to the appreciated value of the shares covered by the option surrendered for cancellation.

   The Incentive Compensation Plan provides for the termination of outstanding options in the event an employee does not remain in the employ of the Company for such period as the Compensation Committee may fix for reasons other than retirement or death. Upon retirement or death, the employee or his estate's legal representative may exercise his options at any time after such termination (but no longer than the original term).

INCENTIVE STOCK OPTIONS

   The Company's Incentive Compensation Plan provides for the grant to employees of incentive stock options ("ISO's") to purchase shares of Common Stock of the Company at option prices which are not less than the fair market value of the Company's Common Stock at the date of grant ("fair market value"), except that any ISO's granted to an employee holding 10% or more of the outstanding voting securities of the Company ("10% Stockholder") must be for an option price not less than 110% of fair market value.

   ISO's granted under the Incentive Compensation Plan will expire not more than 10 years from the date of grant (five years from the date of grant in the case of a 10% Stockholder), and the ISO agreements entered into with the holders will specify the extent to which ISO's may be exercised during their respective terms. The aggregate fair market value of the shares of common stock subject to ISO's that become first exercisable by an optionee in a particular calendar year may not exceed $100,000. The Incentive Stock Option Plan provides for termination of outstanding ISO's upon termination of employment, other than by reason of retirement, death or disability. Payment for shares issued upon the exercise of ISO's may be made in the same manner as provided for the non-qualified options. No ISO's have been granted to date.

FEDERAL INCOME TAX CONSEQUENCES
STOCK OPTIONS

   The Company is of the opinion that an employee receiving a stock option exercisable at the current market price at the date of grant (whether an ISO or non-qualified stock option) will not realize any compensation income under the Internal Revenue Code of 1986 as amended ("IRC" or "the Code") upon the grant of the option.

   The exercise of an ISO, which is qualified under Section 422A of the Code, results in no tax consequences to the employee or the Company. However, the difference between the option price and the fair market value of the underlying stock at the date of exercise is a tax preference item which, under certain circumstances, may give rise to alternative minimum tax liability to the employee in the year of exercise.

   If the stock acquired by the exercise of the ISO is sold within two years from the date of the grant of the option or one year from the date of exercise of such option ("disqualifying disposition"), it will result in taxable compensation income to the employee (and a corresponding deduction to the Company) to the extent of the difference between the exercise price and the lesser of the fair market value of stock on the exercise date or the amount realized on such disposition.

   The exercise of a non-qualified stock option results in immediate taxable income to the individual in an amount equal to the difference between the option price paid (whether in cash or otherwise) and the fair market value of the Company's stock at the date of exercise. The Company will receive a deduction, as compensation paid, equal to the amount included in income by the employee as set forth above.

   The basis of any stock acquired by the employee through a non-qualified option is the amount paid for the stock by an employee plus the amount of taxable income recognized. The basis of stock acquired by the exercise of an ISO, not disposed of in a disqualifying disposition, is the amount paid by the employee.

RESTRICTED STOCK AWARDS

   The employee will recognize taxable income on restricted stock granted to him at such time as the restriction period lapses. The amount of income will be equal to the difference between the fair market value of such stock and the amount paid by the employee for such restricted shares as of the date the restriction period lapses. Due to liabilities imposed by Rule 16(b) of the Securities Exchange Act of 1934 on certain officers, directors and 10% Stockholders who dispose of stock in the Company held by them during the prohibited period defined by Rule 16(b) (the "16(b) Restriction Period"), such persons may not immediately recognize income as of the date the restriction period lapses. If at such time the employee is subject to the provisions of Rule 16(b), income will not be recognized until the 16(b) Restriction Period lapses. The Company will receive a deduction at such time and in the same amount as the employee includes in his income.

PERFORMANCE UNITS

   An employee will recognize income at such time as an actual payment is made by the Company regardless of whether the employee receives cash or shares of stock in the Company. If, however, the employee receives Company stock and the employee is subject to the provisions of Rule 16(b), then the employee will not recognize income and the Company will not be entitled to a deduction until the 16(b) Restriction Period lapses. Otherwise, the Company will be entitled to a deduction, as an accrual basis taxpayer, at such time when all events which determine the liability to pay the performance award have occurred, and the amount thereof can be determined with reasonable accuracy.

   The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal to amend the 1987 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan is required to approve the amendment thereto.

   The Board of Directors recommends a vote "FOR" approval of the amendment to the 1987 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan.

                4. STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING
                              TO BE HELD IN 1997

   Stockholders are entitled to present proposals for action and to nominate directors at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Proposals of stockholders and nominations of directors intended to be presented at the Annual Meeting to be held in 1997, must be received by the Company by February 10, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Such proposals should be sent to the Secretary of the Company at 543 Main Street, New Rochelle, New York 10801.

                               5. OTHER BUSINESS

   So far as the Board of Directors is aware, no matters will be presented at the Meeting for action on the part of the stockholders other than those stated in the notice of this meeting.

   A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K for the year ended February 24, 1996, may be obtained without charge, by calling or writing David C. Hochberg, Lillian Vernon Corporation, 543 Main Street, New Rochelle, New York 10801, (914) 637-5624.

By Order of the Board of Directors



Susan N. Cortazzo
Secretary

June 10, 1996

                          LILLIAN VERNON CORPORATION
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR ANNUAL MEETING ON JULY 18, 1996 AT
                THE AMERICAN STOCK EXCHANGE, 86 TRINITY PLACE,
                          NEW YORK CITY, 10:00 A.M.

   The undersigned hereby appoints Lillian Vernon and Susan N. Cortazzo and each of them, the attorneys and proxies of the undersigned, with full powers of substitution, to vote all shares of stock of Lillian Vernon Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof, to be held on July 18, 1996 and any adjournments thereof, with all powers the undersigned would have if present, upon the proposals set forth on the reverse side and in their discretion on all other matters properly coming before the meeting, including those described in the Notice of Meeting of Stockholders and Proxy Statement therefor, receipt of which is acknowledged.

   This Proxy will be voted as directed, or where no direction is given, will be voted "FOR" Proposals Nos. 1, 2 and 3. If any nominee for the Board of Directors named in the Proxy Statement is unavailable to serve, this Proxy will be voted for such substitute nominee as may be recommended by the Board of Directors. The Board of Directors is not aware of other matters to come before the meeting.

    The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.
    1. Election of Lillian Vernon, Leo Salon and Howard P. Goldberg to serve as directors for a term expiring in 1999.

    FOR ALL NOMINEES LISTED                        WITHHOLD AUTHORITY
   ABOVE (except as marked to                       FOR ALL NOMINEES
      the contrary below)                             LISTED ABOVE
   --------------------------                      ------------------
             [   ]                                        [   ]


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below).
- -------------------------------------------------------------------------------
      (CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

                          LILLIAN VERNON CORPORATION

2. Proposal to approve the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Proposal to amend the 1987 Performance Unit, Restricted Stock,
   Non-Qualified Option and Incentive Stock Option Plan (the "Plan") to increase by 500,000, the number of shares which may be granted or awarded under the Plan.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                Dated:                                 , 1996


P                               ---------------------------------------------
R
O
X                               ---------------------------------------------
Y                                       SIGNATURE(S) OF STOCKHOLDER(S)

                                (PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN.
                                WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,
                                TRUSTEE, GUARDIAN OR ATTORNEY, PLEASE GIVE
                                FULL TITLE AS SUCH. FOR JOINT ACCOUNTS OR
                                CO-FIDUCIARIES, ALL JOINT OR CO-FIDUCIARIES
                                SHOULD SIGN.)

                                THIS PROXY IS SOLICITED ON BEHALF OF THE
                                BOARD OF DIRECTORS.